Exhibit 99.1

Petrogress, Inc. Announces Expansion of Operations into Nigeria

Partnership with A&E Petroleum expands the company’s operations into Nigeria, generating enhanced revenue opportunity and strengthening international reach

NEW YORK, February 13, 2018 -- Petrogress, Inc. (OTC:PGAS) announces that its Petrogress Int’l, LLC (“PIL”) subsidiary has entered into a Memorandum of Understanding and a Partnership Agreement with A&E Petroleum Co. Limited, a Nigerian corporation (“A&E Petroleum”) to jointly form and co-operate a corporation to be named P&A Nigeria Oil Co. Ltd. (“PANOC”) to engage in oil and gas business opportunities in Nigeria. PANOC is expected to engage in operation of storage tank facilities, supply, sea transportation, distribution and sale of gas oil and other petroleum products, including crude oil originated in Nigeria.

A&E Petroleum is the current owner and operator of the storage tank facilities to be operated by PANOC. The Partnership Agreement anticipates that PIL and A&E Petroleum will contribute to the capital and own 55% and 45% of PANOC, respectively. PANOC is expected to lease or charter freight motor tankers and barges to facilitate the transportation of petroleum products to the Nigerian storage tanks and facilitate the purchase sale and distribution of such products.

In furtherance of the proposed business of the PANOC, Petrogress plans to seek financing of up to $5 million to facilitate planned capital requirements.

“Our partnership with A&E Petroleum is an excellent opportunity for Petrogress to expand its operations into and serve the Nigerian market. Our companies’ combined facilities, assets and services are not only expected to provide for enhanced revenue streams, but also ensure our future in this important international market,” stated Petrogress Chief Executive Officer Christos P. Traios.

About Petrogress, Inc.

Petrogress, Inc. owns and operates a fleet of tankers from its base in the historic Port of Piraeus through a series of Marshall Islands subsidiaries.  Its principal and Chief Executive Officer, Christos P. Traios, has over 25 years of experience in operating and managing shipping operations from Greece.  Currently, the Company’s ships trade off the coast of West Africa, transporting crude oil, distillates and refined products.  The Company also operates service and shipping facilities at the Port of Limassol in Cyprus and the Port of Tema, Greater Accra, in Ghana.  It is actively seeking expansion opportunities, including in operating and developing natural gas production and transmission facilities along with LNG processing in the U.S., refinery operations in north and West Africa, and the transport and sales of LNG in Europe. For more information, visit www.PetrogressInc.com

About PIL

Petrogress Int’l, LLC is a Delaware limited liability company and wholly owned subsidiary of Petrogress, Inc. PIL is an oil and gas trading company, experienced in international crude oil sales and maritime logistics services, with operations in the USA, Greece, Cyprus, Libya and West Africa.

About A&E Petroleum

A&E Petroleum, a Nigerian company organized in 2001, is the current owner and operator of storage tank facilities in Nigeria in which it stores and from which it distributes gas oil to local customers. A&E Petroleum has a 90,000 metric ton petroleum products storage facility and numerous retail outlets in Nigeria.

Safe Harbor Statement

This press release contains information that constitutes forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements, trends, analysis, and other information contained in this press release including words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," and other similar expressions of opinion, constitute forward-looking statements. Any such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from any future results described within the forward-looking statements. Risk factors that could contribute to such differences include those matters more fully disclosed in Petrogress ' reports filed with the Securities and Exchange Commission. The forward-looking information provided herein represents Petrogress’ estimates as of the date of the press release, and subsequent events and developments may cause Petrogress’ estimates to change. Petrogress specifically disclaims any obligation to update the forward-looking information in the future. Therefore, this forward-looking information should not be relied upon as representing the Petrogress’ estimates of its future financial performance as of any date subsequent to the date of this press release.

Company Contact
www.PetrogressInc.com
New York:  +1 (212) 376 5228
Piraeus: +30 (210) 418 3604